Exhibit 3.5

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

Right to Purchase _______________ Shares of Common Stock of Basil Street Cafe, Inc.

BASIL STREET CAFE, INC.

COMMON STOCK PURCHASE WARRANT

Basil Street Cafe, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, _______________ (the “Holder”), or his heirs, successors or permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., New York City time, on the Expiration Date (as hereinafter defined), _______________shares of Common Stock (“Shares”) (such amount representing _______________ shares per $100,000 of principal under the Holder Note (as hereinafter defined)) fully paid and nonassessable shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, at a purchase price per share of $0.34 (the “Purchase Price”).  The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant.

1.	Certain Definitions. As used herein the following terms have the following respective meanings:

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company after the date hereof, other than: (i) shares of Common Stock, options or Convertible Securities issued by reason of a dividend, stock split, or other distribution on shares of Common Stock that is covered by Section 7; or (ii) shares of Common Stock or options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company acting unanimously; or (iii) shares of Common Stock or Convertible Securities issued upon the exercise of options or shares of Common Stock issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such option or Convertible Security; or (iv) shares of Common Stock, options or Convertible Securities issued to banks, equipment lessors, other financial institutions or other persons, pursuant to a debt financing or equipment leasing transaction approved by the Board of Directors of the Company acting unanimously; or (v) shares of Common Stock, options or Convertible Securities issued pursuant to the acquisition of another company or business by the Company by equity purchase, merger, purchase of substantially all of the assets or other reorganization or form of acquisition, or pursuant to a joint venture agreement, provided, that such transactions and issuances are approved by the Board of Directors of the Company acting unanimously.

“Company” means Basil Street Cafe, Inc., a Delaware corporation, and any entity that shall succeed to or assume the obligations of Basil Street Cafe, Inc. hereunder.

“Convertible Securities” shall mean any evidences of indebtedness, shares of capital stock (other than shares of Common Stock) or other securities directly or indirectly convertible into or exchangeable for shares of Common Stock.

“Expiration Date” means the earlier of (i) ten (10) years from the date hereof, and (ii) payment in full of all principal and accrued interest under the Holder Note as and when due.

“Fair Market Value” of one share of Common Stock shall mean on any date specified herein (the “Determination Date”), the amount equal to (i) the last sale price of a share of Common Stock, on the Determination Date or, if no such sale takes place on such date, the average of the closing bid and ask prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the shares of Common Stock are then listed or admitted to trading; or (ii) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASDAQ, the last trading price of a share of Common Stock on the Determination Date; (iii) if there shall have been no trading on the Determination Date or if the Common Stock is not so designated but is otherwise quoted in an over-the-counter market, the average of the closing bid and ask prices of a share of Common Stock on the Determination Date as shown by such over-the-counter market; (iv) if the Determination Date is on or about the date of (or if the determination is to be made otherwise in connection with) a liquidation, dissolution or winding up of the Company (including a Deemed Liquidation Event), then the amount payable to one share of Common Stock upon such liquidation, dissolution or winding up; or (v) if the Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market (or if the determination is not made in connection with a liquidation, dissolution or winding up), the price per share of Common Stock that the Company could obtain from a willing buyer for shares of Common Stock sold by the Company from authorized but unissued shares of Common Stock on the Determination Date as reasonably determined in good faith by the Board of Directors of the Company (the “Board”) as of the Determination Date.

“Liquidity Event” means the occurrence of any of the following: (a) a liquidation, dissolution or winding up of the Company; (b) a sale, merger, consolidation or similar transaction of the Company with or into another entity if, after such merger or transactions, the holders of a majority of the shares of Common Stock immediately prior to the transaction do not hold a majority of the shares of Common Stock of the successor entity, (c) the sale of all or substantially all of the Company's assets or (d) the Company’s issuance of securities pursuant to a bona fide firm underwritten public offering under the Securities Act; in each case (a-d) pursuant to which the stockholders of the Company receive for or on account of their shares of Common Stock, as full or partial consideration, cash, equity securities or a combination thereof.

“Preferred Stock” means any class or series of preferred stock of the Company issued and outstanding, including without limitation the Series A-1 Preferred Stock, $0.01 par value per share, of the Company and the Series A-2 Preferred Stock, $0.01 par value per share, of the Company.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

2.	Exercise of Warrant.

2.1.
This Warrant will only become exercisable upon the failure of the Company to make a required principal payment (at maturity, upon acceleration, or otherwise), after the expiration of any applicable notice and grace period, under that certain Senior Secured Term Loan Note dated on or about the date hereof from the Borrower in favor of the Holder (the “Holder Note”).  Thereafter, this Warrant may be exercised, in full or in part, at any time prior to the Expiration Date.  This Warrant shall be exercised by the Holder hereof by surrender of this Warrant and the exercise notice annexed hereto (duly executed) by the Holder, to the Company at its principal office, accompanied by payment, in cash or by check payable to the order of the Company in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the notice of exercise by (b) the Purchase Price then in effect (or by net exercise in accordance with the provisions of Section 3 below).  On any partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes and subject to applicable securities laws) may request, providing in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

2.2.
Neither this Warrant nor the shares of Common Stock issuable upon exercise hereof have been registered under the Securities Act.  The Company will not transfer this Warrant or issue or transfer the shares of Common Stock issuable upon exercise hereof unless such transfer is in compliance with all applicable agreements and (i) there is an effective registration covering this Warrant or such shares of Common Stock, as the case may be, under the Securities Act and applicable states securities laws, (ii) it first receives a letter from an attorney, reasonably acceptable to the Company's board of directors or its agents, stating that in the opinion of the attorney the proposed issue or transfer is exempt from registration under the Securities Act and under all applicable state securities laws, or (iii) the transfer is made pursuant to Rule 144 under the Securities Act.

2.3.
In order to facilitate the exercise of this Warrant by the Holder, the Company shall permit the Holder and its representatives to meet with, ask questions of and receive answers from the management of the Company.

3.
Net Exercise.  In lieu of exercising the vested portion of this Warrant pursuant to Section 2 by a cash payment, as part of a proper and timely exercise of this Warrant the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the exercise notice annexed hereto duly executed (and by indicating thereon that the Holder is exercising this Warrant pursuant to the net exercise provisions of this Section 3), at the office of the Company.  Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A-B)
   A

where	X =	the number of shares of Common Stock to be issued to the Holder pursuant to this Section 3.

Y =	the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 3.

A =	the Fair Market Value of one share of Common Stock, as at the time the net issue election is made pursuant to this Section 3.

B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 3.

The Board shall promptly respond in writing to an inquiry by the Holder as to the Fair Market Value of one share of Common Stock.

4.
Delivery of Shares of Common Stock, etc., on Exercise.  As soon as practicable after the exercise of this Warrant, and in any event within ten (10) business days thereafter, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes and subject to applicable securities laws) may direct, the number of fully paid and nonassessable shares of Common Stock to which such Holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 2 or 3 hereof, or otherwise.

5.
Covenants as to Shares of Common Stock.  The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of this Warrant, will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.  The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant. If and so long as the shares of Common Stock issuable upon the exercise of this Warrant are listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all such shares of capital stock that are so listed.

6.
No Stockholder Rights.  The Holder, as the holder of this Warrant, shall not be entitled to vote or receive dividends and shall not be deemed the holder of shares of Common Stock, nor shall anything contained herein be construed to confer upon the Holder as the holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.

7.	Adjustments.

7.1.
Subdivisions of the Common Stock.  If after the date hereof the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

7.2.
Stock Dividends.  If and whenever at any time the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in shares of Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased, and the Purchase Price in effect immediately prior to such dividend or distribution shall be proportionately decreased, as if such dividend or distribution had been made by way of a subdivision pursuant to Section 7.1 above.

7.3.
Adjustments for Other Dividends and Distributions.  In the event the Company shall make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Holder of this Warrant shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company and/or cash and other property which the Holder would have been entitled to receive had this Warrant been exercised into shares of Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the exercise date, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 7 with respect to the rights of the Holder.

7.4.	Adjustments for Certain Issuances Below Purchase Price.

7.4.1.
Issuance of Additional Shares of Common Stock.  If at any time the Company (except as hereinafter provided) issues or sells any Additional Shares of Common Stock, in exchange for consideration in an amount per Additional Shares of Common Stock less than the Purchase Price at the time the Additional Shares of Common Stock are issued, then the Purchase Price for which this Warrant is exercisable shall be reduced to a price equal to the price obtained by multiplying (i) the Purchase Price in effect immediately prior to the issuance of such Additional Shares of Common Stock by (ii) a fraction of which (x) the numerator equals the sum of (A) the number of shares of Common Stock immediately prior to such issue or sale, determined on a fully-diluted basis and (B) the number of Additional Shares of Common Stock that the aggregate consideration received by the Company upon such issue or sale would purchase at the Purchase Price in effect immediately prior to such issuance and (y) the denominator equals the total number of shares of Common Stock outstanding immediately after such issue or sale.

7.4.2.
Issuance of Warrants or Other Rights.  If at any time the Company shall take a record of its stockholders for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger where the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per shares of Common Stock for which shares of Common Stock are issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the Purchase Price shall be adjusted as provided in Section 7.4.1 on the basis that the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights.  No further adjustments of the Purchase Price shall be made upon the actual issue of such shares of Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such shares of Common Stock upon such conversion or exchange of such Convertible Securities.

7.4.3.
Issuance of Convertible Securities.  If at any time the Company shall take a record of its stockholders for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger where the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per shares of Common Stock for which shares of Common Stock are issuable upon such conversion or exchange shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the Purchase Price shall be adjusted as provided in Section 7.4.1 on the basis that the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities.  No further adjustments of the Purchase Price shall be made upon the actual issue of such shares of Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which the Purchase Price has been or is to be made pursuant to other provisions of this Section 7.4, no further adjustments of the Purchase Price shall be made by reason of such issue or sale.

7.4.4.
Superseding Adjustment.  If, at any time after any adjustment of the Purchase Price has been made pursuant to Section 7.4.2 or 7.4.3 as the result of any issuance of warrants, rights or Convertible Securities:

7.4.4.1.
such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

7.4.4.2.
the consideration per shares of Common Stock for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per shares of Common Stock upon the occurrence of a specified date or event, then for each outstanding warrant, right or Convertible Securities such previous adjustments shall be rescinded and annulled and the Additional Shares of Common Stock that were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation.  Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the basis of:

7.4.4.2.1.
treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

7.4.4.2.2.
treating any such warrants or rights or any such other Convertible Securities that then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per shares of Common Stock for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities, whereupon a new adjustment of the Purchase Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

7.4.5.
Other Provisions Applicable to Adjustments under This Section.  Without prejudice to any other provision of this Section 7.4, the following provisions shall also apply to adjustments to the Purchase Price:

7.4.5.1.
Computation of Consideration.  To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities are issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued distributions and without taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof).  To the extent that such issuance is for a consideration other than cash, then the amount of such consideration shall be deemed to be the fair market value of such consideration at the time of such issuance as determined in good faith by unanimous action of the Board.  In the case that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger where the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair market value, as determined in good faith by unanimous action of the Board.  The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights.  The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities.  If any Additional Shares of Common Stock or Convertible Securities are issued at any time in payment or satisfaction of any distributions upon any class of stock other than shares of Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such distribution so paid or satisfied.

7.4.5.2.
When Adjustments Shall Be Made.  The adjustments required by this Section 7.4 shall be made whenever and as often as any specified event requiring an adjustment shall occur.  For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

7.4.5.3.
When Adjustment Not Required.  If the Company takes a record of its stockholders for the purpose of entitling them to receive a distribution or subscription or purchase rights and, thereafter and before the distribution to holders thereof, legally abandons its plan to pay or deliver such distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

8.
Reorganizations.  If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of Common Stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization.  In the event that an offer is made to purchase all of the outstanding shares of Common Stock or all or substantially all of the assets of the Company, or the Company proposes to amalgamate or merge with another company, the Company shall have the right to require that in connection with, and subject to, the closing of any such transaction, the Holder shall accept in full substitution for this Warrant, an equivalent warrant of the successor or purchasing company, in which case this Warrant shall be canceled upon the issuance of such substituted warrant to the Holder.  In any such case, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Section 8 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other interests thereafter deliverable upon the exercise of this Warrant.  For the purposes of this Section 8, the term “Reorganization” shall include without limitation any reclassification, capital reorganization or change of the shares of Common Stock (other than as a result of a subdivision, combination or shares of Common Stock dividend provided for in Section 7 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving entity and which does not result in any reclassification or change of the outstanding shares of Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

9.
Certificate of Adjustment.  Whenever the Purchase Price (or the number of shares of Common Stock issuable on the exercise of this Warrant) is adjusted and the Holder so requests, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s chief executive officer or other responsible officer setting forth the Purchase Price (and the number of shares of Common Stock issuable on the exercise of this Warrant) after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

10.	Notices of Record Date, Etc. In the event of:

10.1.
any taking by the Company of a record of the holders of the shares of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of Common Stock or any other securities or property, or to receive any other right;

10.2.
any reclassification of the capital stock of the Company, capital reorganization of the Company, or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving entity and which does not result in any reclassification or change of the outstanding shares of Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company;

10.3.	any voluntary or involuntary dissolution, liquidation or winding up of the Company; or

10.4.	the occurrence or anticipated occurrence of a Liquidity Event;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof.  Such notice shall be provided at least ten (10) calendar days prior to the date specified in such notice on which any such action is to be taken.

11.
Exchange of Warrant.  This Warrant is exchangeable upon the surrender hereof by the Holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares of Common Stock as shall be designated by said Holder or Holders hereof at the time of such surrender.

12.
Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

13.
No Impairment.  The Company will not, by amendment of its Certificate of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

14.	Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and agrees with, Holder as of the date hereof and as of the date of any exercise hereunder as follows:

14.1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

14.2.
The Company has the corporate power and authority to, (i) execute, issue, and deliver this Warrant, (ii) issue and deliver the shares of Common Stock issuable upon exercise of this Warrant and (iii) perform any other obligations under this Warrant.

14.3.
The Company has taken all action and received all consents necessary to issue this Warrant and the shares of Common Stock upon the exercise of this Warrant and accept the Holder of this Warrant or permitted transferee as a stockholder upon the exercise of this Warrant and shall take all necessary actions to accomplish the foregoing.

14.4.
This Warrant has been duly authorized, validly issued and is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.  The issuance of this Warrant will not be subject to any preemptive rights under (i) the Company’s Certificate of Incorporation or any amendments or supplements thereto (or any other similar organizational documents), (ii) any other agreement between the Company and its stockholders or (iii) any applicable laws.

14.5.
The shares of Common Stock to be issued upon exercise of this Warrant have been duly and validly authorized and reserved for issuance and, when and if issued upon such exercise in accordance with this Warrant, will be validly issued, fully paid and nonassessable.  The issuance of such shares of Common Stock will not be subject to any preemptive rights under (i) the Company’s Certificate of Incorporation or any amendments or supplements thereto (or any other similar organizational documents), (ii) any other agreement between the Company and its stockholders or (iii) any applicable laws.

14.6.
Assuming the truth and accuracy of Holder’s representations and warranties contained in Section 15, the issuance of this Warrant and the issuance of the shares of Common Stock upon the exercise of this Warrant are exempt from the registration requirements of the Securities Act.

14.7.
The Company agrees that neither it nor any Person acting on its behalf has offered or will offer this Warrant or the shares of Common Stock to be issued pursuant to this Warrant or any part thereof or any similar securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of this Warrant or the shares of Common Stock to be issued pursuant to this Warrant hereunder within the provisions of the registration requirements of the Securities Act.

15.	Representations, Warranties and Covenants of Holder.

15.1.	The Holder represents, warrants and covenants as follows:

15.1.1.	Accredited Investor. Holder is an “accredited investor” as defined in Regulation D under the Securities Act, as marked by the Holder on the signature page to this Warrant.

15.1.2.
Investment Intent.  Holder hereby warrants and represents that Holder is acquiring this Warrant, and any shares of Common Stock issued upon exercise of this Warrant, for Holder's own account and not with a view to their resale or distribution.

15.1.3.
Exempt from Registration.  Holder acknowledges that this Warrant has not been registered under the Securities Act on the ground that the issuance of this Warrant is exempt from registration pursuant to Section 4(2) of the Securities Act, and that the Company's reliance on such exemption is predicated on the representations of Holder set forth herein.

15.1.4.
Investment Experience.  Holder is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the shares of Common Stock and this Warrant, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase this Warrant.  Holder is able to fend for itself in the transactions contemplated by this Warrant and has the ability to bear the economic risks of its investment.

15.1.5.
Restricted Securities.  Holder hereby confirms that Holder has been informed that this Warrant, and the shares of Common Stock issued upon exercise of this Warrant, are restricted securities under the Securities Act and may not be resold or transferred unless this Warrant, and the shares of Common Stock issued upon exercise of this Warrant, are first registered under the federal securities laws or unless an exemption from such registration is available.  Accordingly, Holder hereby acknowledges that Holder is prepared to hold this Warrant, and the shares of Common Stock issued upon exercise of this Warrant, for an indefinite period.

16.
Transfer.  The Holder may transfer, give, bequeath, devise, donate or otherwise dispose of, or pledge, deposit or otherwise encumber (collectively “Transfer”) this Warrant or any part hereof provided that the Holder shall have first complied with each of the following: (1) the proposed transferee is an “accredited investor” as defined in Regulation D under the Securities Act; (2) the Holder provides evidence reasonably satisfactory to the Company that the Transfer complies with applicable federal and state securities laws; (3) the proposed transferee agrees to be bound by all the terms and provisions of this Warrant; and (4) the Holder and the proposed transferee execute and deliver such customary documents and instruments, in form reasonably satisfactory to the Company, as the Company may reasonably deem necessary, appropriate or advisable.  The Company shall be given written notice of any Transfer no less than ten (10) business days prior to the consummation of such Transfer, and no Transfer will be consummated or be valid until the Company confirms in writing that the Transfer complies with items (1) through (5) above, which confirmation the Company shall not unreasonably withhold.

17.
Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any shares of Common Stock in a name other than that of the Holder.  The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock upon exercise hereof.

18.
“Market Stand-Off” Agreement.  The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities of the Company under the Securities Act on a registration statement on Form S-1 in connection with any public offering of the Company’s securities and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (held immediately prior to the effectiveness of the registration statement for such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.  The foregoing provisions of this Section 18 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holder if all officers, directors and holders of more than one percent (1%) of the outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding Preferred Stock) enter into similar agreements.  Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the public offering that are consistent with this Section 18 or that are necessary to give further effect thereto.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.  The Holder agrees that a legend regarding the foregoing shall be placed on any certificates representing any shares of Common Stock acquired by the Holder pursuant to this Warrant.

19.
Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

20.
Counterparts.  This Warrant may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Warrant.  This Warrant may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or of a manually signed Warrant which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Warrant converted into another format, for transmission, delivery and/or retention. “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Common Stock Purchase Warrant as a sealed instrument as of the 19th day of August, 2020.

BASIL STREET CAFE, INC., a Delaware corporation

By:
Deglin Kenealy
President & CEO

ACCEPTED AND AGREED TO BY:

[Signature Page to Common Stock Purchase Warrant]

NOTICE OF EXERCISE

(To be signed only on exercise of Warrant)

TO:          BASIL STREET CAFE, INC.

The undersigned hereby irrevocably elects to [check applicable subsection]:

________ (a)
Purchase _________________ shares of Common Stock of Basil Street Cafe, Inc. pursuant to the terms of Section 2 of the attached Warrant.  Payment of the Purchase Price per Unit required under Section 2 of such Warrant accompanies this notice.

OR

________ (b)
Exercise the attached Warrant for [all of the shares of Common Stock] [________ of the shares of Common Stock] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 3 of such Warrant.

Dated:
(Signature must conform to name
of Holder as specified on the
face of the Warrant)

(Address)

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto ___________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Basil Street Cafe, Inc. to which the within Warrant relates, and appoints _________________________ as its Attorney to transfer such right on the books of Basil Street Cafe, Inc. with full power of substitution in the premises.

Dated:
(Signature must conform to name
of Holder as specified on the
face of the Warrant)